Exhibit 1.12

BYLAWS

OF

DATA DOCUMENTS, INC.

ARTICLE I

CAPITAL STOCK

Section 1.                                            Certificates Representing Shares.  The Corporation shall deliver certificates representing all shares to which shareholders are entitled.  Such certificates shall be signed by the President or a Vice President and either the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is other than the Corporation itself or an employee of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Section 2.                                            Shareholders of Record.  The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation.  Unless and until such appointment is made, the Secretary of the Corporation shall maintain among other records a stock certificate book the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer.  The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Corporation for all purposes.  The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 3.                                            Transfer of Shares.  The shares of the Corporation shall be transferable on the stock certificate books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificate for such shares.  All certificates surrendered for transfer shall be canceled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.                                            Place of Meetings.  All meetings of Shareholders shall be held at the registered office of the Corporation, in the City of Omaha, Nebraska, or at such other place within or without the State of Nebraska, as may be designated by the Board of Directors or officer calling the meeting.

Section 2.                                            Annual Meeting.  The annual meeting of the Shareholders shall be held on such business day, not a holiday, during the months of January or February of each year and at such hour and place as the Board of Directors may designate.  Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3.                                            Special Meetings.  Special meetings of the Shareholders may be called by the President or the Board of Directors or the holders of not less than one-tenth of all of the shares outstanding and entitled to vote at the meetings.

Section 4.                                            Notice of Meeting.  Written notice of all meetings stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the meeting to the shareholders of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5.                                            Closing of Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days.  If the stock transfer books shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of the meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the stock transfer books are not to be closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, then the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6.                                            Voting List.  The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

Section 7.                                            Voting at meetings.  Any holder of shares of the Corporation is entitled to one vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact.  No proxy shall be valid after eleven months from the date of the execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable, but in no event shall a proxy remain irrevocable for a period of more than eleven months.  At each election for directors every holder of shares of the Corporation entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

Section 8.                                            Quorum of Shareholders.  The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time.  The vote of the holders of the majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholder’s meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

Section 9.                                            Officers.  The President shall preside at, and the Secretary shall keep the records of, each meeting of the shareholders.  In the absence of either such officer, his duties shall be performed by another officer of the Corporation appointed at the meeting.

ARTICLE III

DIRECTORS

Section 1.                                            Number and Tenure.  The affairs of the Corporation shall be managed by the Board of Directors consisting of not more than eleven (11) members; one of whose numbers shall be designated Chairman and shall preside at meetings of the Board and of the executive committee.  Unless sooner removed in accordance with these Bylaws, members of the Board of Directors shall hold office until the next annual meeting of Shareholders and until their successors shall have been elected and qualified.

Section 2.                                            Qualifications.  Directors need not be shareholders of the Corporation.

Section 3.                                            Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board; provided, however, that any directorship be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or a special meeting of shareholders called for that purpose.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4.                                            Place of Meeting.  Meetings of the Board of Directors may be held either within or without the State of Nebraska, at whatever place is specified by the officer calling the meeting.  In the absence of specific designation, the meetings shall be held at the registered office of the Corporation in the City of Omaha, Nebraska.

Section 5.                                            Regular Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it.  No notice of annual meetings need be given to either old or new members of the Board of Directors.  Regular meetings may be held at such other times as shall be designated by the Board of Directors.

Section 6.                                            Special Meetings.  Special meetings of the Board of Directors may be held at any time upon the call of the President, the Secretary or any director of the Corporation.  Notice shall be sent by mail or telegram to the last known address of each director at least four days before the meeting.  Oral notice may be substituted for such written notice if given not later than one day before the meeting.  Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice.  Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as otherwise herein provided, neither the business to be transacted at, nor the purpose, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.                                            Quorum.  A majority of the number of directors fixed by these Bylaws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 8.                                            Compensation.  Directors as such shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

Section 9.                                            Removal.  Any director may be removed, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors.  The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

Section 10.                                      Executive Committee.  A majority of the number of directors provided in these Bylaws as from time to time amended may by resolution designate three or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation while the Board is not in session, except where action of the Board of Directors is required under applicable law.  The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by the membership of such committee and to fill vacancies in it.  A majority of the members of such committee shall constitute a quorum.  The Chairman of the Board of Directors shall serve as Chairman of the Executive Committee.

Section 11.                                      Other Committees.  A majority of the number of directors provided in these Bylaws as from time to time amended may by resolution designate two or more directors to constitute one or more committees other than an executive committee, which committees, to the extent provided in such resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation.  The designation of such committees and the delegation of authority thereto shall not relieve the Board of Directors, or any director, or any responsibility imposed upon it or him by law.  The Board of Directors shall have the power at any time to change the membership of each of such committees and to fill vacancies in its membership.  A majority of the members of each of such committees shall constitute a quorum.

ARTICLE IV

OFFICERS

Section 1.                                            Officers.  The officers of the Corporation shall be elected by the Board of Directors, and shall consist of a chairman of the board, a president, a vice president or vice presidents, a secretary, a treasurer, and such assistant secretaries and assistant treasurer as the Board of Directors may from time to time designate, all of whom shall hold office until their successors are elected and qualified.  Any two or more offices may be held by the same person, except the offices of President and Secretary and except the offices of President and Vice President.

The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board from time to time except as otherwise provided by contract.  All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

Section 2.                                            Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

Section 3.                                            Removal.  Any officer, agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.                                            President.  It shall be the duty of the President to preside at all meetings of the shareholders, to sign all certificates of stock, and all deeds, conveyances, releases and other instruments requiring the seal of the Corporation, and such other duties as may be assigned to him by the Board of Directors.

Section 5.                                            Vice President.  The Vice President may perform any of the duties of the President when he is not acting, or not available, and shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him.

Section 6.                                            Secretary.  It shall be the duty of the Secretary to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings had at such meetings in a book suitable for that purpose.  It shall also be the duty of the Secretary to attest with his signature and the seal of the Corporation of all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation.  He shall also attest with his signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation.  The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, any such other duties as may be assigned to him.  The duties of the Secretary may also be performed by any Assistant Secretary.

Section 7.                                            Treasurer.  The Treasurer shall keep such moneys of the Corporation as may be entrusted to his keeping and account for the same.  He shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation.  The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him.  The duties of the Treasurer may also be performed by any Assistant Treasurer.

Section 8.                                            Delegation of Authority.  In the case of any absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors, may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable, providing that a majority of the entire Board concurs therein.

Section 9.                                            Chairman of the Board.  The duties of this office will be to preside at the meetings of the Board of Directors of the Company and to perform such other duties as directed by action of the Board of Directors or as otherwise provided hereunder.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 1.                                            Indemnification of Officers and Directors.  Each person who shall have served as a director or officer of this corporation, or at its request as director or officer of another corporation in which it now owns or may hereafter own shares of capital stock or of which it now is or may be hereafter a creditor, shall be indemnified by the Corporation against expenses and costs (including attorney’s fees, costs of investigation and preparation, judgments, fines and amounts paid in settlement) actually and necessarily incurred by him in connection with any claim, civil or criminal, asserted against him, by action in any administrative or court proceeding or otherwise, by reason of his being or having been such director or officer except when in any administrative or court proceeding he shall have been adjudged guilty of negligence or misconduct in respect of the matter in which indemnity is sought; provided, however, that the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled by law.  A plea of nolo contendere (no contest) entered by any such director or officer shall not, in and of itself, be construed to be an admission or an adjudication of misconduct or negligence in the performance of his duties.  The right of indemnification under this section shall accrue to the benefit of the heirs, assigns, executors and administrators of any such director or officer.

Section 2.                                            Amendments.  These Bylaws may be altered, amended or repealed by either the shareholders or by the Board of Directors, except that (1) a Bylaw shall not be amended or repealed by the Board of Directors if such Bylaw specifically provides that it shall not be amended or repealed by the Board of Directors, and (2) no Bylaw shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where such higher percentages are required by the Articles of Incorporation or Bylaws.

Section 3.                                            Waiver.  Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these Bylaws, any notice is required to be given to any shareholder, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such Notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.                                            Seal.  The seal of the Corporation shall be circular in form and the name of the Corporation around the margin thereof.

Section 5.                                            Offices.  The principal offices of the Corporation shall be located at Omaha, Nebraska, unless and until changed by resolution of the Board of Directors.  The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.  The principal office and registered office may be, but need not be the same.

Section 6.                                            Resignations.  Any director or officer may resign at any time.  Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 7.                                            Parliamentary Procedure.  Robert’s Rules of Order, insofar as they are consistent with the law and these Bylaws, shall govern the proceedings of the Corporation.  A rule of order may be suspended temporarily by a majority vote of those present at any meeting.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

Section 1.                                            Execution of Contracts.  The Board may authorize any officer or agent of the Corporation, in the name and on behalf of the Corporation, to sign, execute or deliver any contract or other instruments, and such authorization may be general or confined to specific instances.

Section 2.                                            Loans.  No loans shall be contracted on behalf of the Company, and no negotiable paper shall be issued in its name, unless authorized by resolution of the Board.  When authorized by the Board to do so, any officer or agent of the Company thereunto authorized may effect loans and advances at any time for the Company from any bank, trust company, or other institution, or from any firm, corporation, or individual and for such loans, and advances, may make, execute and deliver promissory notes, bonds, debentures, or other certificates or evidence of indebtedness of the Company, and may, to the extent permitted by law, pledge, hypothecate, or transfer any securities or other property of the Company as security for any such loans or advances.  Such authority may be general or confined to specific instances.

Section 3.                                            Checks Drafts, Etc.  All checks, drafts, and other orders for the payment of moneys out of the funds of the Company, and all notes or other evidences or indebtedness, bills of lading, warehouse receipts, and insurance certificates of the Company shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board.

Section 4.                                            Deposits.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the company in such banks, trust companies, or other depositaries as the Board may select or as may be selected by any officer or agent of the Company to whom such power may from time to time be delegated by the Board; and, for the purpose of such deposit, the President, the Vice President, Secretary and Treasurer, or any other officer, agent or employee of the Company to whom such power may be designated by the Board may endorse, assign, or deliver checks, drafts, and other orders for the payment of moneys which are payable to the order of the Company.

Section 5.                                            Proxies.  Unless otherwise provided by resolution of the Board, the President may from time to time appoint an attorney or agent of the Company, in the name of and on behalf of the Company, to cast votes which the Company may be entitled to cast as the holder of stock or other securities in any other Corporation, any of whose stock or other securities may be held by the Company, at meetings, of the holders of the stock, or to consent in writing, in the name of and on behalf of the Company as such holder, to any action by such other corporation, and may instruct any person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name of and on behalf of the Company and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VII

DIVIDENDS

Subject to the provisions of the Articles of Incorporation, and the extent permitted by law, the Board may declare such dividends on the shares of capital stock of the Company at such time and in such amounts as, in its opinion, the condition of the affairs of the Company shall render advisable; provided, however, that no dividends shall be declared when the Company is insolvent, or when the payment of such dividends would render the Company insolvent, or would diminish the amount of its capital stock.  The Board may use and apply, in its discretion, any of the surplus of the Company in purchasing or acquiring any of the shares of the capital stock of the Company, or any of its bonds, debentures, notes, script, or other securities or evidences of indebtedness.

As amended through January 11, 1984.